UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    February 27, 2008

Bio-Reference Laboratories, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-15266	22-2405059

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

481 Edward H. Ross Drive, Elmwood Park, NJ 07407

(Address of principal executive offices) (Zip Code)

(201) 791-2600

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Bio-Reference Laboratories, Inc.

Form 8-K

February 27, 2008

Item 5.02    Compensatory Arrangements of Certain Officers

          On February 27, 2008, the Registrant and Charles T. Todd, Jr. executed an amendment to Mr. Todd’s employment agreement. Mr. Todd is the Registrant’s Senior Vice President- Sales, and one of its five most highly compensated senior management employees. The amendment increased Mr. Todd’s base salary in fiscal 2008, effective February 1, 2008, from an annual rate of $395,000 to an annual rate of $528,420 (plus an adjustment based on an increase in the Consumer Price Index (“CPI”)) or an annual rate in fiscal 2008 of $540,000. As a result, Mr. Todd’s salary in fiscal 2008 will be $495,065 (plus a CPI adjustment of approximately $11,500).

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bio-Reference Laboratories, Inc.

	By	/s/ Marc D. Grodman

Marc D. Grodman M.D.
Principal Executive Officer

Date: February 29, 2008